UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2023
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 27, 2023, GoodRx Holdings, Inc. (the “Company”) determined that Babak Azad would no longer serve as Chief Marketing Officer and SVP, Marketing & Communications of the Company, effective July 7, 2023 (the “Separation Date”).

In connection with Mr. Azad’s departure from the Company, on July 26, 2023, the Company and GoodRx, Inc. (a subsidiary of the Company) entered into a Separation Agreement & Release with Mr. Azad (the “Separation Agreement”). The Separation Agreement will become effective on August 2, 2023 (the “Effective Date”) if it is not properly revoked by Mr. Azad in writing before such date. Pursuant to the Separation Agreement, Mr. Azad will be entitled to the following separation benefits upon the Effective Date:

a.a lump sum payment of $205,000, less all relevant taxes and withholdings, payable within 14 days;
b.immediate vesting of Mr. Azad’s unvested options to purchase up to 50,000 shares of the Company’s Class A Common Stock at an exercise price of $5.94054 per share (the “Accelerated Options”);
c.an extension of up to six months after the Separation Date for Mr. Azad to exercise his vested and exercisable options to purchase up to 275,000 shares of the Company’s Class A common stock at an exercise price of $5.94054 per share (which, for the avoidance of doubt, includes the Accelerated Options);
d.immediate vesting of Mr. Azad’s unvested restricted stock units representing the right to receive an aggregate 20,402 shares of the Company’s Class A common stock that were originally scheduled to vest on September 8, 2023;
e.subject to his eligibility and timely election of continuation coverage pursuant to COBRA, reimbursement of COBRA continuation coverage premiums for a period of nine months following the Separation Date; and
f.the provision of outplacement services through a third-party outplacement firm for a period of six months.

In exchange for the consideration provided in the Separation Agreement, Mr. Azad has agreed to, among other things, a mutual release whereby each of the Company and Mr. Azad have agreed to release and discharge the other party and their respective related parties from any and all claims and causes of action arising out of, or in any way related to, agreements, events, acts or conduct at any time prior to and including the Effective Date, except for such claims and causes of actions that by law cannot be waived. The Separation Agreement also contains mutual non-disparagement clauses and certain other customary provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

10.1	Separation Agreement & Release, by and among GoodRx Holdings, Inc., GoodRx, Inc. and Babak Azad, dated July 19, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	July 27, 2023	By:	/s/ Karsten Voermann
Karsten Voermann Chief Financial Officer